UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 26, 2004

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2004, Blockbuster Inc. (“Blockbuster”) issued a press release announcing the resignation of Nigel Travis, Blockbuster’s President and Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1.

In connection with Mr. Travis’s resignation, on October 26, 2004, Blockbuster and Mr. Travis entered into a Separation Agreement with Waiver and Release of Claims. A copy of the Separation Agreement with Waiver and Release of Claims is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with Mr. Travis’s resignation, the following material definitive agreements of Blockbuster have been terminated effective as of October 26, 2004: Employment Agreement between Blockbuster and Nigel Travis, dated October 13, 2000 and commencing December 27, 1999, Addendum to Employment Agreement between Blockbuster and Nigel Travis, effective as of December 18, 2000 and Amendment to Employment Agreement between Blockbuster and Nigel Travis, effective as of August 9, 2002. Blockbuster will incur no early termination penalties as a result of the termination of these agreements.

Incorporated herein by reference is the description of the terms and conditions of these agreements that are material to Blockbuster that was previously reported in Blockbuster’s Definitive Proxy Statement in the section entitled “Executive Compensation—Employment Contracts and Termination of Employment and Change-in-Control Arrangements—Employment Agreements with Named Executive Officers” as filed with the Securities and Exchange Commission on July 6, 2004.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 26, 2004, Nigel Travis, Blockbuster’s President and Chief Operating Officer resigned. Mr. Travis will remain with Blockbuster until December 31, 2004 on an at-will basis in order to assist with an orderly transition and will perform such duties as the Blockbuster’s Chief Executive Officer may assign him.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement with Waiver and Release of Claims

99.1	Blockbuster Inc. press release, dated October 27, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: October 28, 2004	By:	/s/ Larry J. Zine
Larry J. Zine Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement with Waiver and Release of Claims

99.1	Blockbuster Inc. press release, dated October 27, 2004